EXHIBIT 99.1

                 99(CENT)ONLY STORES ANNOUNCES STOCK REPURCHASE
                       PROGRAM OF UP TO 2,000,000 SHARES

        CITY OF COMMERCE, CALIFORNIA - NOVEMBER 2, 2000 - 99(CENT) ONLY STORES(R) (NYSE:NDN) TODAY ANNOUNCED ITS BOARD OF DIRECTORS HAS AUTHORIZED THE REPURCHASE OF UP TO 2 MILLION SHARES OF THE COMPANY'S COMMON STOCK. THE SHARES MAY BE PURCHASED FROM TIME TO TIME ON THE OPEN MARKET AT PREVAILING PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS OVER A PERIOD ENDING ON DECEMBER 31, 2001. THE TIMING AND AMOUNT OF ANY SHARES REPURCHASED WILL BE DETERMINED BY THE COMPANY, BASED ON ITS EVALUATION OF MARKET CONDITIONS AND OTHER FACTORS. THE COMPANY CURRENTLY INTENDS TO USE ANY REPURCHASED SHARES IN CONNECTION WITH ITS STOCK OPTION PLAN. THE COMPANY PLANS TO USE EXISTING CASH TO FUND THE REPURCHASES. AS OF OCTOBER 25, 2000, 99(CENT) ONLY STORES HAD 34,228,076 SHARES OF COMMON STOCK OUTSTANDING.
        "THE 99(CENT) ONLY STORES' BOARD MADE THIS DECISION BASED ON THE PRICE AT WHICH THE COMPANY'S COMMON STOCK HAS RECENTLY TRADED. THIS ACTION REFLECTS THE BOARD'S CONFIDENCE IN THE COMPANY'S LONG TERM PROSPECTS," SAID ERIC SCHIFFER, PRESIDENT OF THE COMPANY.
        99(CENT) ONLY STORES(R), THE NATION'S OLDEST EXISTING ONE-PRICE RETAILER, OPERATES 96 RETAIL STORES, IN SOUTHERN CALIFORNIA AND LAS VEGAS, NEVADA AND A WHOLESALE DIVISION CALLED BARGAIN WHOLESALE. 99(CENT) ONLY STORES(R) EMPHASIZES NAME-BRAND CONSUMABLES, PRICED AT AN EXCELLENT VALUE, IN ATTRACTIVELY MERCHANDISED STORES.


        STATEMENTS IN THIS PRESS RELEASE REGARDING THE COMPANY'S INTENTION TO REPURCHASE SHARES OF ITS COMMON STOCK FROM TIME TO TIME UNDER THE STOCK REPURCHASE PROGRAM AND THE INTENDED USE OF ANY REPURCHASED SHARES ARE FORWARD-LOOKING STATEMENTS. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE SUGGESTED OR INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. THESE INCLUDE, AMONG OTHERS, THE MARKET PRICE OF THE COMPANY'S COMMON STOCK PREVAILING FROM TIME TO TIME, THE NATURE OF OTHER INVESTMENT OPPORTUNITIES PRESENTED TO THE COMPANY FROM TIME TO TIME, GENERAL ECONOMIC CONDITIONS AND OTHER FACTORS IDENTIFIED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE COMPANY'S MOST RECENT QUARTERLY REPORTS ON FORM 10-Q. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THE STATEMENTS IN THIS PRESS RELEASE TO REFLECT EVENTS OR OTHER CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.

Note to Editors: 99(cent)Only Stores(r) news releases and information available on the World Wide Web at http://www.businesswire.com/cnn/ndn.htm. CONTACT:
99(cent)Only Stores(r), City of Commerce, California, Andy Farina, CFO, 323/881-9933--99(cent).